Exhibit 3.112

F
The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Certificate of Amendment	FORM MUST BE TYPED
(General Laws, Chapter 156D, Section 15.04; 950 CMR 113.48)

(1) Exact name of corporation	Nantucket Allserve, Inc.

(as contained in the Division’s records)

(2) Registered office address	101 Federal Street, Boston, MA 02110

(number, street, city or town, state, zip code)

(3) This amendment shall change:

(check the appropriate box(es)

☐ the corporation’s name to		†k

☐ the period of the corporation’s duration to

☐ the state or country of its incorporation to		k

☑ the street address of its principal office to	900 King Street, Rye Brook, NY 10573-1238

☐ the fiscal year end to

☐ its activities conducted by the foreign corporation in the commonwealth

☐ other

†	The name must satisfy the requirements of General Laws, Chapter 156B, Section 15.06.

k	If the amendment includes a change of its corporate name or the state or country of its incorporation, attach a certificate evidencing the changes duly authenticated by the secretary of state or other official having custody of the corporate records in the state country under whose law it is incorporated. If the certificate is in a foreign language, a translation thereof under oath of the translator shall be attached.

P.C.

This certificate is effective at the time and on the date approved by the Division unless a later effective date not more than 90 days from the date of filing is specified

Signed by	/s/

(signature of authorized individual)
☐	Chairman of the Board of Directors

☐	President

☑	Other Officer

☐	Court Appointed Fiduciary
on this 28th day of October of 2004.

Examiner

Name approval

C

M
COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Certificate of Amendment
(General Laws, Chapter 156D, Section 15.04; 950 CMR 113.48)
I hereby approve the within Certificate of Amendment, and the filing fee in the amount of $                      having been paid, said certificate is deemed to have been filed with me this                      day of                      20       at                                                               am/pm.
(time)

Effective date:

(must be within 90 days of date submitted)
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
Filing Fee: $100.00
TO BE FILLED IN BY CORPORATION
Contact Information:
C T Corporation System

101 Federal Street

Boston, Massachusetts 02110

Telephone:	(617) 757-6400

Email:

A copy of this filing will be available on-line at www.sec.state.ma.us/cor once the document is filed.